Exhibit 10.3

LYFT, INC.

2018 EQUITY INCENTIVE PLAN

as amended and restated on June 26, 2018

1.        Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

2.       Definitions. As used herein, the following definitions will apply:

(a)        “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)        “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)        “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(d)        “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)        “Board” means the Board of Directors of the Company.

(f)        Change in Control” means the occurrence of any of the following events:

(i)    Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii)    Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)    Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code

Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)       “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)       “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i)       “Common Stock” means the common stock of the Company.

(j)       “Company” means Lyft, Inc., a Delaware corporation, or any successor thereto.

(k)      “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(l)      “Director” means a member of the Board.

(m)    “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)    “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)    “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q)       “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r)        “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(s)        “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(t)        “Option” means a stock option granted pursuant to the Plan.

(u)        “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(v)        “Participant” means the holder of an outstanding Award.

(w)        “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(x)        “Plan” means this 2018 Equity Incentive Plan.

(y)      “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(z)      “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(aa)    “Securities Act” means the Securities Act of 1933, as amended.

(bb)    “Service Provider” means an Employee, Director or Consultant.

(cc)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(dd)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(ee)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3.        Stock Subject to  the Plan.

(a)      Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is                      Shares, plus (i) any Shares that, as of the date of Board approval of this Plan, have been reserved but not issued pursuant to any awards granted under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) and are not subject to any awards granted thereunder, and (ii) any Shares subject to stock options, restricted stock units, or similar awards granted under the 2008 Plan that, after the date of Board approval of this Plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest and Shares issued pursuant to awards granted under the 2008 Plan that, after the date of Board approval of this Plan, are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) equal to                      Shares. The Shares granted and issued under the Plan may be authorized but unissued, or reacquired Common Stock.

(b)      Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

 (c)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.        Administration of the Plan.

 (a)    Procedure.

(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)      to determine the Fair Market Value;

(ii)     to select the Service Providers to whom Awards may be granted hereunder;

(iii)    to determine the number of Shares to be covered by each Award granted hereunder;

(iv)    to approve forms of Award Agreements for use under the Plan;

(v)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)    to institute and determine the terms and conditions of an Exchange Program;

(vii)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)    to modify or amend each Award (subject to Section 18(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards; provided, however, that in no case will an Option or Stock Appreciation right be extended beyond its original maximum term;

(x)    to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 14;

(xi)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii)    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)        Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5.        Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.        Stock Options.

(a)        Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b)        Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)        Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars

($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d)        Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)        Option Exercise Price and Consideration.

(i)    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f)        Exercise of Option.

(i)      Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within thirty (30) days of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.        Stock Appreciation Rights.

(a)        Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)        Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c)        Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)        Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)        Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)        Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.       Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)    Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.       Restricted Stock Units.

(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.    Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company have any obligation under the terms of this Plan to reimburse a Participant for any taxes or other costs that may be imposed on Participant as a result of Section 409A.

11.    Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise (including, but not limited to, in any Company leave of absence policy), vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12.    Limited Transferability of Awards.

(a)    Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act.

(b)    Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Rule 12h-1(f) Exemption”), an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant, in each case, to the extent required for continued reliance on the Rule 12h-1(f) Exemption. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f) or, if the Company is not relying on the Rule 12h-1(f) Exemption, to the extent permitted by the Plan.

13.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class (or type) of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award; provided, however, that the Administrator will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; (v) with respect only to an Award (or portion thereof) that is unvested as of immediately prior to the effective time of the merger or Change in Control, the termination of the Award immediately prior to the effective time of the merger or Change in Control with such payment to the Participant (including no payment) as the Administrator determines in its discretion; or (vi) any combination of the foregoing. In taking any of the actions permitted under this subsection 13(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

If a vested Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the vested Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the vested Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection 13(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

14.    Tax Withholding.

(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, (v) electing to have the Company withhold cash from any other compensation owed to the Participant, (vi) any other method approved by the Administrator and consistent with Applicable Laws, or (vii) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.    Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 18, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

18.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan. The Board may authorize one or more committees to amend the plan, subject to the provisions of the plan.

(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant with respect to an outstanding Award, unless agreed in writing and by the Participant. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

21.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22.    Information to Participants. If and as required (i) pursuant to Rule 701 of the Securities Act, if the Company is relying on the exemption from registration provided pursuant to Rule 701 of the Securities Act with respect to the applicable Award, and/or (ii) pursuant to Rule 12h-1(f) of the Exchange Act, to the extent the Company is relying on the Rule 12h-1(f) Exemption, then during the period of reliance on the applicable exemption and in each case of (i) and (ii) until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide to each Participant the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to the Participants or by written notice to the Participants of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Participants agree to keep the information to be provided pursuant to this section confidential. If a Participant does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) under the Exchange Act (if the Company is relying on the Rule 12h-1(f) Exemption) or Rule 701 of the Securities Act (if the Company is relying on the exemption pursuant to Rule 701 of the Securities Act).

23.    Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

LYFT, INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the 2018 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).

I.       NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Name:     «Name»

Address:

The undersigned individual (the “Participant”) has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant	October 9, 2018

Vesting Commencement Date	«VCD»

Number of Restricted Stock Units	«Shares»

Expiration Date	October 9, 2025

Vesting Schedule: Participant will receive one Share with respect to each Restricted Stock Unit only if such Restricted Stock Unit vests. Two vesting requirements must be satisfied on or before the Forfeiture Date (as defined below) in order for a Restricted Stock Unit to vest – a time and service-based requirement as described in the first paragraph below (the “Time-Based Component”) and the occurrence of a Liquidity Event as described in the second paragraph below (the “Performance-Based Component”). The Restricted Stock Units will not vest (in whole or in part) unless both requirements are satisfied. If both the Time-Based Component and the Performance-Based Component are satisfied, the vesting date (“Vesting Date”) of a Restricted Stock Unit will be the first date upon which both of those requirements were satisfied with respect to that particular Restricted Stock Unit.

Time-Based Component: The Time-Based Component will be satisfied as to 25% of the Restricted Stock Units on the 1-year anniversary of the Vesting Commencement Date and 1/12 of the remaining Restricted Stock Units will be satisfied on each Quarterly Vesting Date thereafter, provided the Participant’s continuously remaining a Service Provider. “Quarterly Vesting Date” means each of February 20, May 20, August 20, and November 20.

Performance-Based Component: The Performance-Based Component will be satisfied upon the occurrence of a Liquidity Event on or prior to the Forfeiture Date. “Liquidity Event” means the earlier of (i) a Change in Control (as defined under the Plan) or (ii) the effective date of a registration statement of the Company filed under the Securities Act for the Company’s primary initial public offering of the Company’s securities (the “IPO”).

Forfeiture Date: The Forfeiture Date will be the first to occur of: (i) the Expiration Date, (ii) the date on which Participant’s status as a Service Provider is terminated for Cause (as defined below), or (iii) the date on which Participant is found to have engaged, before or after the Termination Date, in conduct that constitutes or would have constituted Cause. “Termination Date” means the date of Participant’s status as a Service Provider terminates.

Cause. “Cause” means the occurrence of any of the following: (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (ii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant’s service as an Employee, officer, Director or Consultant, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary of the Company and the Participant, (iv) Participant’s disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company. All decisions regarding whether conduct is or is not Cause will be made in the sole discretion of the Company.

Cessation as Service Provider. Notwithstanding any contrary provision of this Award Agreement, if the Time-Based Component has not been satisfied as to any Restricted Stock Units as of Participant’s Termination Date, those Restricted Stock Units for which the Time-Based Component has not been satisfied will expire on the Termination Date (regardless of the reason for the cessation of Participant’s status as a Service Provider).

Transfer Restrictions. This Award and any Shares that are issued under this Award Agreement are and will be subject to various transfer restrictions as provided in the Company’s By-Laws and other documents (including, but not limited to, Section 11 and Sections 13 through 15 of this Agreement).

Arbitration. By signing this Award Agreement, Participant is agreeing to arbitration of any disputes related to this Award Agreement and of any disputes related to Participant’s employment relationship with the Company, as provided in Section 16.

II. AGREEMENT

1.    Grant of Restricted Stock Units. The Company hereby grants to the Participant named in the Notice of Grant of Restricted Stock Units in Part I of this Award Agreement (the “Notice of Grant”) an Award of Restricted Stock Units, subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2.    Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units have vested in the manner set forth in Section 4, Participant will have no right to payment in settlement of any such Restricted Stock Units. Prior to actual payment in settlement of any vested Restricted Stock Unit, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.    Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), Participant shall, if required by the Company, prior to the receipt of any payment in settlement of all or any portion of this Award of Restricted Stock Units, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit A.

4.    Vesting Schedule. Subject to Sections 7 and 10, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant. For purposes of whether Participant has remained a Service Provider for the period to vest in any portion of this Award, a leave of absence will not affect vesting or status as a Service Provider to the extent specifically provided by the Administrator or the Company’s leave of absence policy (as it may exist from time to time), subject in all cases to Applicable Law. As of the Date of Grant of this Award, the Company’s leave of absence policy generally permits a Company-approved leave of absence to count for vesting purposes only up to a maximum of 3 months (longer in certain limited cases). Unless otherwise determined by the Administrator, all vesting of this Award will be suspended following the expiration of the maximum period permitted by the policy.

5.    Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company (the “Lock-Up Period”) not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of this Award of Restricted Stock Units or Shares acquired pursuant to this Award of Restricted Stock Units shall be bound by this Section 5.

6.       Payment after Vesting.

(a)    Subject to Section 10, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of the rest of this paragraph and the following paragraph, such vested Restricted Stock Units shall be settled by payment in whole Shares within 10 days following vesting, but in all events no later than March 15 of the year following the calendar year that includes the vesting date, or if later, the end of the Company’s tax year that includes the vesting date. The following rule shall apply to any Restricted Stock Units for which both the Time-Based Component is satisfied on or prior to satisfaction of the Performance-Based Component and which Restricted Stock Units subsequently vest on the date of satisfaction of the Performance-Based Component as a result of an IPO only. Any such Restricted Stock Units will be paid to Participant in Shares as soon as administratively practicable following the IPO as determined by the Administrator, but in no event later than the earlier of: (i) the first trading day following the Lock-Up Period, or (ii) March 15 of the year following the year in which the IPO occurs. With respect to all Restricted Stock Units covered by this Award Agreement, in no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment in settlement of any Restricted Stock Units.

(b)    Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the termination of Participant’s status as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A (as defined below), as determined by the Company), other than due to death, and if (i) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination of status as a Service Provider and (ii) the payment in settlement of such accelerated

Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6)-month period following the termination of Participant’s status as a Service Provider, then the payment in settlement of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of the termination of Participant’s status as a Service Provider, unless the Participant dies following the termination of his or her status as a Service Provider, in which case, the Restricted Stock Units will be settled by payment in Shares to the Participant’s estate as soon as practicable following his or her death. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary, or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time. The Restricted Stock Units are intended to fall within the “short-term deferral” exemption from Section 409A, and any ambiguities herein will be interpreted accordingly. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Restricted Stock Units, provided that any such revisions shall be intended to preserve the material economic benefits of the Award for Participant. Nevertheless, Participant acknowledges and agrees that the Company cannot and has not guaranteed that the Internal Revenue Service (the “IRS”) or any other authority will agree that the Award Agreement complies with Section 409A. Participant agrees that Participant is solely responsible for any taxes and other costs imposed on Participant due to Section 409A.

7.    Forfeiture Upon Termination of Service Provider Status. As provided in the Notice of Grant (Section I), if upon the Termination Date, any Restricted Stock Units awarded by this Award Agreement as to which the Time-Based Component has not been satisfied as of such Termination Date automatically will terminate on the Termination Date. Upon the Termination Date, any Restricted Stock Units as to which the Time-Based Component has been satisfied as of the Termination Date will, if the Performance-Based Component is not satisfied as of the Termination Date, remain outstanding until the first to occur of (i) the date of the satisfaction of the Performance-Based Component or (ii) the Forfeiture Date. In the case of any dispute as to whether Participant has occurred, or whether such Termination is for Cause, or whether Participant has engaged in conduct that, before or after Termination, constitutes or would have constituted Cause, the Administrator will have the sole discretion to determine whether such Termination or conduct that would have been Cause has occurred and the Termination Date. Further, if the Performance-Based Component is not satisfied on or before the Forfeiture Date, all Restricted Stock Units (regardless of whether or not, or the extent to which, the Time-Based Component had been satisfied as to such Restricted Stock Units) will automatically terminate upon such date. Upon a termination of one or more Restricted Stock Units pursuant to this Section 7, Participant will have no further rights with respect to such Restricted Stock Units.

8.    Tax Consequences. Participant has reviewed with his or her own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

9.    Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (i) written notice of his or her status as transferee and (ii) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

10.    Responsibility for Taxes and Tax Withholding.

(a)    Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant or deemed by the Company in its discretion to be an appropriate charge to Participant even if legally applicable to the Company (“Tax-Related Items”) will be Participant’s sole responsibility and may exceed the amount actually withheld by the Company.

(b)    When Shares are issued as payment for vested Restricted Stock Units, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make arrangements satisfactory to the Company and/or Parent or Subsidiary that directly employs Participant (the “Employer”) to satisfy all Tax-Related Items. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax-Related Items, in one or more of the following methods to the extent permissible by Applicable Law: (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Tax-Related Items, (iii) withholding the amount of such Tax-Related Items from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, (iv) delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Tax-Related Items, (v) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Tax-Related Items, or (vi) by such other method as may be permitted by the Plan and the Administrator.

(c)    Depending on the withholding method employed, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates. Share withholding generally will be done in whole Shares only. Accordingly, Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, Participant will be deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the Award, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.

(d)    Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by any of the means previously described. Notwithstanding any contrary provision of the Plan, the Notice of Grant or of this Agreement, if Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items when due, Participant permanently will forfeit the Restricted Stock Units on which the Tax-Related Items were not satisfied and also will permanently forfeit any right to receive shares of Common Stock thereunder. In that case, the Restricted Stock Units will be returned to the Company at no cost to the Company.

11.    Rights as Stockholder; Restrictions on Transfers.

(a)    Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

(b)    Participant shall not sell, assign, convey, transfer, pledge, hedge, hypothecate, encumber, gift, grant any security interest or lien, grant any option, or otherwise transfer or dispose of in any manner or for any legal, economic, or beneficial interest, whether or not for value and whether voluntary or involuntary or by operation of law any of the Shares which are subject to the Company’s Right of First Refusal described below, and any agreement to do any of the foregoing shall be prohibited, in all cases, except as permitted by this Award Agreement. If proposed prior to registration of the Shares under the Securities Act, such proposed disposition of the Shares shall have been approved by the Board in its sole discretion.

12.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD,

FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

13.    Grant is Not Transferable. Except to the limited extent provided in Section 9, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award or any right or privilege conferred hereby or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

14.    Company’s Right of First Refusal. Before any Shares acquired pursuant to this Award of Restricted Stock Units that are held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 14 (the “Right of First Refusal”).

(a)    Notice of Proposed Transfer. The Holder of such Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)    Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)    Purchase Price. The purchase price for the Shares purchased by the Company or its assignee(s) under this Section 14 (the “Purchase Price”) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(d)    Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)    Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 14, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 14 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)    Exception for Certain Family Transfers. Anything to the contrary contained in this Section 14 notwithstanding, the transfer of any or all of the Shares during Participant’s lifetime or on Participant’s death by will or intestacy to Participant’s immediate family or a trust for the benefit of Participant’s immediate family shall be exempt from the provisions of this Section 14. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Award Agreement (including, but not limited to, this Section 14), and there shall be no further transfer of such Shares except in accordance with the terms of this Section 14.

(g)    Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation or any direct or indirect parent entity thereof has equity securities that are publicly traded.

15.    Restrictive Legends and Stop-Transfer Orders.

(a)    Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares acquired pursuant to this Award of Restricted Stock Units together with any other legends that may be required by the Company or by state or federal securities laws:

THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS REQUIRING APPROVAL OF THE BOARD OF DIRECTORS PURSUANT TO AND IN ACCORDANCE WITH THE BYLAWS OF THE COMPANY, AS AMENDED FROM TIME TO TIME (THE “BYLAWS”), COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

WITH RESPECT TO THE SHARES REPRESENTED BY THIS CERTIFICATE, TRANSFER SHALL MEAN ANY TRANSFER OR REGISTRATION OF TRANSFER WITHIN THE MEANING OF DELAWARE LAW AND SECTION 202 OF THE DELAWARE GENERAL CORPORATION LAW, INCLUDING BUT NOT LIMITED TO ANY SALE, ASSIGNMENT, CONVEYANCE, HYPOTHECATION, ENCUMBRANCE, PLEDGE, GIFT, GRANT OF A SECURITY INTEREST OR LIEN, TRANSFER BY BEQUEST, DEVISE OR DESCENT, ANY SHORT SALE, GRANT OF ANY OPTION, ANY HEDGING OR SIMILAR TRANSACTION WITH THE SAME ECONOMIC EFFECT AS A SALE OR TRANSFER, OR OTHER TRANSFER OR DISPOSITION OF ANY KIND OF A SHARE OR ANY LEGAL, ECONOMIC OR BENEFICIAL INTEREST IN SUCH SHARE, WHETHER OR NOT FOR VALUE AND WHETHER VOLUNTARY OR INVOLUNTARY OR BY OPERATION OF LAW, OR ANY RIGHT OR INTEREST THEREIN, OR ANY AGREEMENT TO DO ANY OF THE FOREGOING. WITH RESPECT TO THE SHARES REPRESENTED BY THIS CERTIFICATE, TRANSFER SHALL ALSO INCLUDE, WITHOUT LIMITATION, ANY (1) TRANSFER OF A SHARE TO A BROKER OR OTHER NOMINEE (REGARDLESS OF WHETHER OR NOT THERE IS A CORRESPONDING CHANGE IN BENEFICIAL OWNERSHIP); (2) TRANSFER TO A RECEIVER, LEVYING CREDITOR, TRUSTEE OR RECEIVER IN BANKRUPTCY PROCEEDINGS OR GENERAL ASSIGNEE FOR THE BENEFIT OF CREDITORS, WHETHER VOLUNTARY OR BY OPERATION OF LAW, DIRECTLY OR INDIRECTLY; OR (3) TRANSFER OF, OR ENTERING INTO A BINDING AGREEMENT WITH RESPECT TO, THE POWER (WHETHER EXCLUSIVE OR SHARED) TO VOTE OR DIRECT THE VOTING OF SUCH SHARE BY PROXY OR OTHERWISE.

THE COMPANY SHALL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SHARES OF STOCK THAT DOES NOT COMPLY WITH THESE RESTRICTIONS AND THE BYLAWS OF THE COMPANY.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK UNIT AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b)    Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

16.    Arbitration and Equitable Relief.

(a)    Arbitration. IN CONSIDERATION OF PARTICIPANT RECEIVING THIS AWARD AND PARTICIPANT’S EMPLOYMENT WITH THE COMPANY, THE COMPANY’S PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES (INCLUDING, BUT NOT LIMITED TO, DISPUTES RELATING TO THIS AWARD) WITH PARTICIPANT, AND PARTICIPANT’S RECEIPT OF OTHER COMPENSATION AND OTHER COMPANY BENEFITS, AT PRESENT AND IN THE FUTURE, PARTICIPANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT PARTICIPANT MAY HAVE WITH THE COMPANY (INCLUDING ANY COMPANY EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM THIS AWARD OR PARTICIPANT’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF PARTICIPANT’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AWARD AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. PARTICIPANT FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, PARTICIPANT MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN PARTICIPANTS’ INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE OR REPRESENTATIVE LAWSUIT OR

PROCEEDING. PARTICIPANT UNDERSTANDS, HOWEVER, THAT NOTHING IN THIS AGREEMENT PREVENTS PARTICIPANT FROM BRINGING A REPRESENTATIVE LAWSUIT OR PROCEEDING AS PERMITTED BY THE CALIFORNIA LABOR CODE’S PRIVATE ATTORNEYS GENERAL ACT OF 2004. TO THE FULLEST EXTENT PERMITTED BY LAW, PARTICPANT AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS RELATING TO EMPLOYMENT STATUS, COMPENSATION (CASH, EQUITY, BONUS, OR OTHERWISE), CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION, AND BREACH OF CONTRACT. TO THE FULLEST EXTENT PERMITTED BY LAW, PARTICIPANT ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT PARTICIPANT AGREES TO ARBITRATE, PARTICIPANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. PARTICIPANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH PARTICIPANT. PARTICIPANT UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES PARTICIPANT TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS CLAIMS UNDER THE SARBANES-OXLEY ACT. FOR PURPOSES OF THIS SECTION 16 ONLY, REFERENCES TO “COMPANY” SHALL MEAN LYFT, INC. (OR IT SUCCESSOR) AND ANY PARENT OR SUBSIDIARY OF LYFT, INC. (OR ITS SUCCESSOR).

(b)    Procedure. PARTICIPANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & MEDIATION PROCEDURES (THE “AAA RULES”), WHICH ARE AVAILABLE AT https://www.adr.org/sites/default/files/document_repository/EmploymentRules_Web.pdf. IF THE AAA RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UNDER THE CALIFORNIA ARBITRATION ACT (CALIFORNIA CODE CIV. PROC. § 1280 ET. SEQ (THE “CAA”)). PARTICIPANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE

STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. PARTICIPANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. PARTICIPANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. PARTICIPANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. PARTICIPANT UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT PARTICIPANT SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT PARTICIPANT INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS PARTICIPANT WOULD HAVE INSTEAD PAID HAD PARTICIPANT FILED A COMPLAINT IN A COURT OF LAW. PARTICIPANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT-OF-LAW. PARTICIPANT AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN FRANCISCO COUNTY, CALIFORNIA.

(c)    Remedy. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED BY THE CAA OR OTHERWISE PROVIDED BY THIS AGREEMENT, PARTICIPANT AGREES THAT ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN PARTICIPANT AND THE COMPANY.

(d)    Administrative Relief. PARTICIPANT UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT PARTICIPANT FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE PARTICIPANT FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

(e)    Voluntary Nature of Agreement. PARTICIPANT ACKNOWLEDGES AND AGREES THAT PARTICIPANT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT PARTICIPANT HAS CAREFULLY READ THIS AGREEMENT AND THAT PARTICIPANT HAS ASKED ANY QUESTIONS NEEDED FOR PARTICIPANT TO

UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT PARTICIPANT IS WAIVING PARTICIPANT’S RIGHT TO A JURY TRIAL. FINALLY, PARTICIPANT AGREES THAT PARTICIPANT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF PARTICIPANT’S CHOICE BEFORE SIGNING THIS AGREEMENT.

17.    Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to Lyft, Inc., 185 Berry St #5000, San Francisco, CA 94107, or at such other address as the Company may hereafter designate in writing.

18.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the restricted stock units awarded under the Plan or future restricted stock units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19.    No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

20.    Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.

21.    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

22.    Interpretation. Any dispute regarding the interpretation of this Award Agreement shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

23.    Governing Law; Severability. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of California, except that the FAA shall govern the arbitration requirements set forth in Section 16. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.

24.    Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

[Signature page follows.]

Participant acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of this Award Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	LYFT, INC.

/s/ Kristin Sverchek
Signature	By: Kristin Sverchek

«Name»	General Counsel
Print Name	Title

Residence Address:

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:	«Name»

COMPANY	:	LYFT, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:

DATE	:

In connection with the receipt of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a)    Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)    Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c)    Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the restricted stock units to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the restricted stock units, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d)    Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

Signature

Print Name

Date